UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2014

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd., Suite 300, Newark, California  94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Plan

On May 21, 2014, the Board of Directors (the “Board”) of Depomed, Inc. (the “Company”) amended and restated the Depomed, Inc. Annual Bonus Plan (the “Bonus Plan”).

Pursuant to the Bonus Plan, Company employees that are eligible to participate, including the Company’s executive officers, may receive cash bonus awards based on each eligible employee’s applicable bonus target and achievement of individual goals and corporate performance.  Annual bonuses are calculated and paid by March 15 after the end of the performance year during which the bonuses were earned.  Employees must be employed by the Company on the date annual bonuses are paid to be eligible to receive such payments.

The foregoing description of the terms of the Bonus Plan is qualified in its entirety by reference to the provisions of the Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Management Continuity Agreement

On May 21, 2014, the Board approved the Form of Management Continuity Agreement to be entered into with each of the Company’s executive officers.

The Management Continuity Agreement provides, among other things, that in the event an executive officer is subject to an involuntary termination within 12 months following a change of control, the executive officer is entitled to receive: (i) 100% acceleration of such officer’s unvested Company equity awards; (ii) severance payments for a period of 24 months (if the officer is the chief executive officer) or 12 months (if the officer is not the chief executive officer) equal to the base salary which the officer was receiving immediately prior to the change of control; (iii) a lump sum payment equal to two times (if such officer is the chief executive officer) or equal to (if the officer is not the chief executive officer) such officer’s annual bonus target for the Company’s fiscal year in which the termination occurs, and (iv) continuation of payment by the Company of the full cost of the health insurance benefits provided to such officers immediately prior to the change of control through the earlier of the end of the severance period or until such officer is no longer eligible for such benefits under applicable law.  The Management Continuity Agreements replace and supersede the Management Continuity Agreements previously entered into by the Company and its executive officers.

In addition, the Management Continuity Agreements provides, among other things, that in the event the executive officer is subject to an involuntary termination, the executive officer will receive: (i) acceleration of 12 months’ of such officer’s unvested Company equity awards if the officer is the chief executive officer; and (ii) severance payments for a period of 18 months (if the officer is the chief executive officer) or 12 months (if the officer is a senior vice president), equal to the base salary which the officer was receiving immediately prior to the change of control; and (iii) continuation of payment by the Company of the full cost of the health insurance benefits provided to such officers immediately prior to the change of control through the earlier of the end of the severance period or until such officer is no longer eligible for such benefits under applicable law.  The provisions of the Management Continuity Agreement relating to the benefits Mr. Schoeneck is entitled to receive upon an involuntary termination of his employment other than in connection with a change in control of the Company replace and supersede the related provisions of the Employment Agreement entered into between Mr. Schoeneck and the Company in April 2011.

The foregoing description of the terms of the Management Continuity Agreement is qualified in its entirety by reference to the provisions of the Form of Management Continuity Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 20, 2014 to consider and vote on the following proposals: (i) the election of eight directors to hold office until the 2015 Annual Meeting of Shareholders (Proposal 1); (ii) to approve the adoption of the Company’s 2014 Omnibus Incentive Plan (Proposal 2); (iii) to approve, on an advisory basis, the compensation of the Company’s named executive officers as more completely described in the Proxy Statement dated April 9, 2014 (Proposal 3); and (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 4).

Proposal 1:  The shareholders of the Company elected eight directors to serve until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified.  The votes on Proposal 1 were as follows:

	Shares Voted For	Votes Withheld	Broker Non-Votes

Peter D. Staple	35,985,681	95,226	16,197,805
Vicente Anido, Jr., Ph.D.	35,982,951	97,956	16,197,805
G. Steven Burrill	26,772,706	9,308,201	16,197,805
Karen A. Dawes	35,949,771	131,136	16,197,805
Louis J. Lavigne, Jr.	35,980,661	100,246	16,197,805
Samuel R. Saks, M.D.	35,981,151	99,756	16,197,805
James A. Schoeneck	35,985,601	95,306	16,197,805
David B. Zenoff, D.B.A.	35,969,192	111,715	16,197,805

Proposal 2:  The shareholders of the Company approved the adoption of the 2014 Omnibus Incentive Plan.  The votes on Proposal 2 were as follows:

For	27,353,536
Against	8,590,246
Abstain	137,125
Broker Non-Votes	16,197,805

Proposal 3: The shareholders of the Company approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the Proxy Statement dated April 9, 2014.  The votes on Proposal 3 were as follows:

For	34,651,097
Against	1,315,728
Abstain	114,082
Broker Non-Votes	16,197,805

Proposal 4:  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The votes on Proposal 4 were as follows:

For	51,465,010
Against	643,032
Abstain	170,670

Item 8.01	Other Events

On May 21, 2014, the Board, upon the recommendation of the Audit Committee of the Board, revised the Audit Committee Charter, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On May 21, 2014, the Board, upon recommendation of the Compensation Committee of the Board, approved the Non-Employee Director Compensation and Grant Policy, which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Exhibits

(d)	Exhibit No.	Description
	10.1	Depomed, Inc. Annual Bonus Plan, as amended through May 21, 2014
	10.2	Form of Management Continuity Agreement
	99.1	Audit Committee Charter, as amended through May 21, 2014
	99.2	Non-Employee Director Compensation and Grant Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: May 23, 2014	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel